EXHIBIT 10.4

Entrustment Statement

Cheung, Ngar Tat Eddie (Hongkong ID: G802574(5)) (Agent), (hereinafter referred to as the agent) certify that:

1.
The 100% shares of Hero Capital Profits Limited (established on March 26th 2002, registered n. 488694) hold by the agent. But the agent is not legal beneficiary. The real beneficiary listed as attached (hereinafter referred to as the client, please find the name, detailed address, ID of beneficiary as attached).

2.
The agent hold the shares in the form of entrustment, shall transfer, disburse and distribute the dividends of the stocks follow the clients’ instruction, and promise to attend the board of director meeting and execute the voting right follow the client’ instruction.

This statement is signed on 2009.06.27

_________________________
Cheung, Ngar Tat Eddie (Hongkong ID: G802574(5))
Address: RM 1006 10/F BLK A, Kowloon, HK

Witness: _____________
Occupation: Attorney